EXHIBIT 23.1

                        CONSENT OF PANNELL KERR FORSTER,
                          CERTIFIED PUBLIC ACCOUNTANTS,
                           A PROFESSIONAL CORPORATION

     We hereby consent to the incorporation by reference in the Registration Statements of Aura Systems, Inc. on Form S-3 (File Nos. 333-1315, 33-75160, 333-41509, 333-46773 and 333-57824) and Form S-8 (File No. 33-66982) of our
report dated June 12, 2000, on our audits of the consolidated financial statements of Aura Systems, Inc. as of February 29, 2000 and February 28, 1999, and for each of the two years then ended, which report appears in the Form 10-K of Aura Systems, Inc. for the fiscal year ended February 28, 2001.

/s/ PANNELL KERR FORSTER,
CERTIFIED PUBLIC ACCOUNTANTS, a
PROFESSIONAL CORPORATION
Los Angeles, California
May 25, 2001